Exhibit 10.2

HUMAN GENOME SCIENCES, INC.
2000 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT

Human Genome Sciences, Inc., a Delaware corporation (the “Company”), has granted to the Optionee an option (the “Option”) to purchase shares of Common Stock of the Company (the “Shares”), at the price and on the terms set forth herein and on the books and records of the Company as shown on the Optionee Statement as shall be issued to the Optionee pursuant to this Agreement (the “Statement”) (which is hereby incorporated herein by reference and which is an integral part of the Option), and in all respects subject to the terms and provisions of the Human Genome Sciences, Inc. 2000 Stock Incentive Plan (the “Plan”) applicable to stock options, which terms and provisions are hereby incorporated by reference herein. Unless the context herein otherwise requires, the terms defined in the Plan or Statement shall have the same meanings herein.

1. Nature of the Option. If the Option on the Statement is designated as an Incentive Stock Option, the Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). If the Option on the Statement is designated as a Non-Qualified Stock Option, the Option is intended to be a non-statutory stock option and is not intended to be an incentive stock option with the meaning of Section 422 of the Code. In either event, it is intended and expected that the grant of the Option will be exempt from Section 16(b) of the Securities Exchange Act of 1934, pursuant to Rule 16b-3 issued thereunder.

2. Date of Grant; Term of Option. The Compensation Committee of the Board of Directors of the Company (the “Committee”) granted the Option on the Grant Date set forth in the Statement, and it may not be exercised later than ten years from the Grant Date.

3. Option Exercise Price. The per share exercise price for the Option is the Exercise Price set forth in the Statement.

4. Exercise of Option. The Option shall be exercisable with respect to the total number of shares subject to the Option during its term only in accordance with the terms and provisions of the Plan and the Option as follows:

     (a) Right to Exercise. The Option shall vest and shall be exercisable as set forth in the Statement. If the Grant Date of the Option as shown in the Statement is August 16, 2000 or later, the Option may not be exercised until at least six months have elapsed from (but excluding) the Grant Date, provided that the Option may be exercised during such six-month period if such exercise (i) is effected after the Optionee’s termination of employment with the Company, (ii) is approved in writing by the Committee or (iii) is pursuant to an acceleration in the exercisability of the Option because of the Optionee’s death, disability or retirement, a change in corporate ownership or other circumstances covered under Section 7(e) of the Fair Labor Standards Act of 1938, as amended.

     (b) Method of Exercise. The Optionee or other person then entitled to exercise the Option may exercise all or any portion of the Option that is then exercisable by giving (i) written notice of exercise to the Chief Financial Officer (“CFO”) of the Company, or to a person or entity designated by the CFO, in accordance with the Plan’s procedures on or before the expiration date specified in Section 2 hereof, in a form specified by the Committee, signed by the Optionee, that specifies the number of Shares underlying the portion of the Option being exercised, followed, within three (3) business days, by payment of such price in a form acceptable to the Company. The Company will deliver the Shares underlying the portion of the Option that is exercised (the “Exercised Option Shares”) within a reasonable period of time after payment is received; provided, however, that the Company shall have no obligation to deliver such Shares until the person exercising the Option complies, to the satisfaction of the Committee, with any requests for representations or documents demonstrating to the Company’s satisfaction (1) compliance with legal requirements and (2) if the person exercising the Option is not the Optionee, the person’s right to exercise the Option. The certificate or certificates for the Exercised Option Shares shall be registered in the name of the Optionee and shall be legended as required under the Plan or applicable law. Upon delivery of the certificate or certificates for the Exercised Option Shares to the Optionee, the Company also will deliver to the Optionee an amended Statement showing the number of Exercised Shares and the number of Shares (if any) for which the Option has not been exercised (the “Option Shares Outstanding”).

     (c) Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation. The Optionee may not exercise any portion of the Option while the Exercise Price per Share exceeds the Fair Market Value.

5. Termination of Relationship with the Company. Subject to the provisions of Section 6 hereof, if the Optionee ceases to serve as an employee of the Company or its Affiliates for any reason other than death or permanent and total disability within the meaning of Code section 22(e)(3) (“Disability”) and thereby terminates his or her status as an employee, the Optionee shall have the right to exercise the Option at any time within the three (3) month period after the date of such termination to the extent that the Optionee was entitled to exercise the Option at the date of such termination. If the Optionee ceases to serve as an employee due to death or Disability, the Option may be exercised at any time within one (1) year after the date of death or termination of employment due to Disability, in the case of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, or, in the case of Disability, by the Optionee or his or her legal guardian or representative, but in any case only to the extent the Optionee was entitled to exercise the Option at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate. Notwithstanding the foregoing, the Option shall not be exercisable after the expiration of the term set forth in Section 2 hereof.

6. Transferability of Option. If the Option is designated as an Incentive Stock Option, it may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. If the Option is designated as a Non-Qualified Stock Option, it may be transferred only by the Optionee and only by gift or domestic relations order to (1) the Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships or any person sharing the Optionee’s household (other than a tenant or employee of the Optionee) (“Family Member”), (2) a trust in which Family Members have more than 50% of the beneficial interest, (3) a foundation in which Family Members (or the Optionee) control the management of assets, or (4) any other entity in which Family Members (or the Optionee) own more than 50% of the voting interests; provided, however, that no such transfers may be made for value. For purposes of the preceding sentence, a transfer under a domestic relations order in settlement of martial property rights and a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Optionee) in exchange for an interest in that entity shall not be treated as transfers for value. Subject to the foregoing and the terms of the Plan, the terms of the Option shall be binding upon the Optionee’s executors, administrators, heirs, successors, transferees, donees and assigns.

7. Adjustments and Corporate Reorganizations.

     (a) Subject to any required action by the Company (which shall be promptly taken) or its shareholders, and subject to the provisions of the Delaware General Corporation Law, if the outstanding Common Stock are increased or decreased or changed into or exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such Common Stock is effected without receipt of consideration by the Company occurring after the Grant Date of the Option, a proportionate and appropriate adjustment shall be made in the number of shares of Common Stock underlying the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in the Option shall not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Exercise Price. The Committee will make the adjustments required by this Section 7(a) and its determination will be final, binding and conclusive.

     (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class of securities then subject to the Option are changed into or exchanged for cash or property or securities not of the Company’s issue, or any combination thereof, or upon a sale of substantially all the property of the Company to, or the acquisition of shares of Common Stock representing more than eighty percent (80%) of the voting power of the shares of Common Stock then outstanding by, another corporation or person, the Option shall terminate, unless provision be made in writing in connection with such transaction for the assumption of options theretofore granted under the Plan, or the substitution for such options of any options covering the stock or securities of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Option shall continue in the manner and under the terms so provided. If the Option would otherwise terminate pursuant to the foregoing sentence, the Optionee shall have the right, at such time before the consummation of the transaction causing such termination as the Company shall reasonably designate, to exercise the unexercised portions of the Option, including the portions thereof that would, but for this subsection, not yet be exercisable.

     (c) Notwithstanding subparagraph (b), upon acquisition by a person, or group of persons, of more than fifty percent (50%) of the Company’s outstanding Common Stock, the Option shall immediately vest in full and be exercisable.

8. Continuation of Employment or Engagement. Neither the Plan nor the Option shall confer upon any Optionee any right to continue in the employment of the Company or any of its Affiliates or limit, in any respect, the right of the Company to discharge the Optionee at any time, with or without cause and with or without notice.

9. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of the Option or the sale or other disposition of the shares issued upon exercise of the Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee (or such other person entitled to exercise the Option pursuant to Section 6 hereof) shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements it may incur, as a result of the grant or exercise of the Option or the sale or other disposition of the shares issued upon the exercise of the Option.

10. The Plan. The Option is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan as such Plan may be amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Optionee, without his or her consent, of the Option or any rights hereunder. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. Pursuant to the Plan, the Board of Directors of the Company is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. A copy of the Plan in its present form is available for inspection during business hours by the Optionee or the persons entitled to exercise the Option at the Company’s principal office.

11. Early Disposition of Stock. Subject to the fulfillment by Optionee of any conditions upon the disposition of shares received under the Option, Optionee hereby agrees that if he or she disposes of any shares received under the Option within one (1) year after such shares were transferred to him or her or within 2 years from the Grant Date, he or she will notify the Company in writing within thirty (30) days after the date of such disposition. Unless otherwise approved in writing by the Committee, no person subject to Section 16 of the Securities Exchange Act of 1934 may sell, assign, pledge, encumber, or otherwise transfer shares acquired upon exercise of the Option until at least six months have elapsed from (but excluding) the Grant Date.

12. Arbitration. Any dispute or controversy arising out of or relating to the Option shall be settled finally and exclusively by arbitration in Washington, D.C. in accordance with the rules of the American Arbitration Association then in effect. Such arbitration shall be conducted by an arbitrator or arbitrators appointed by the American Arbitration Association in accordance with its rules and any finding by such arbitrator or arbitrators shall be final and binding upon the parties. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, and the Company or any of its Affiliates and the Optionee consent to the jurisdiction of the courts of the State of Maryland for this purpose.

13. Notices. Any notice to be given to the Company shall be addressed to the Company in care of its Chief Financial Officer at its principal office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath his or her signature hereto or at such other address as the Optionee may hereafter designate in writing to the Company. Any notice to the Optionee shall for all purposes be deemed to be notice to any person to whom the Optionee shall have transferred the Option pursuant to Section 6. Any such notice shall be deemed duly given on the earliest of (a) its actual receipt, (b) five business days after it is mailed by registered or certified U.S. mail to the foregoing address, (c) one business day after it is mailed through Federal Express (or another overnight delivery service acceptable to both parties) to the foregoing address, or (d) the date as of which the Chief Financial Officer of the Company or the Optionee as appropriate confirms receipt of a telecopy (for those notices that do not require original documents).

14. Optionee. The word “Optionee” as used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Committee or its designee, to apply to the estate, personal representative, beneficiary to whom the Option may be transferred by will or by the laws of descent and distribution, or another permitted transferee, the word “Optionee” shall be deemed to include such person.

15. Option. The Optionee agrees that any additional option to purchase shares of the Common Stock of the Company granted to the Optionee under the Plan after the date of this Agreement shall be subject to the terms and conditions hereof, and each such additional option, together with all other options subject to this Agreement, shall collectively be deemed the Option for purposes of this Agreement, except to the extent the Committee determines in connection with grant of the additional option(s) that other terms and conditions will apply thereto. If two or more options are subject to the terms of this Agreement, references herein to the terms of the Option as set forth in the Statement (including, but not limited to, the Grant Date and the exercise price) shall be deemed, for purposes of each option, references to the terms as set forth in the Statement for that option, which terms are hereby incorporated herein by reference.

16. Entire Agreement. This Agreement, including the Statement, together with the Plan and the other exhibits attached thereto or hereto, represents the entire agreement between the parties.

17. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

18. Amendment. Except as provided by the Plan, the Committee and the Board may not make modifications in the terms and conditions of the Option that adversely affect the Optionee without the Optionee’s written consent.

Date:	Human Genome Sciences, Inc.

By:
William A. Haseltine, Ph.D.
Chairman and Chief Executive Officer

ACKNOWLEDGMENT

     The Optionee accepts the Option subject to all of the terms and provisions hereof and of the Plan under which it is granted. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board of Directors or the Committee upon any questions arising under the Plan.

Date:	Printed Name of Optionee
Signature of Optionee
Address
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